UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 31, 2006, our Board of Directors appointed J. Donald Oldham, age 63, as President of Telecom Decisioning Services. Mr. Oldham was elected to serve in his position until the first meeting of the Board of Directors held after the Corporation’s annual meeting in 2007, or special meeting in lieu thereof, and thereafter until his successor is duly elected and qualified.

Mr. Oldham was Vice President of OEM Appliance Sales of Network Engines, Inc. from October 2002 to August 2006. Previously, Mr. Oldham was Vice President of Sales and Program Management at Manufacturers Services, Ltd., a full-service global electronic manufacturing services and supply-chain company, from February 2001 to March 2002. From 1985 to 1998, Mr. Oldham held a number of senior management positions with Stratus Computer, including Senior Vice President of Worldwide Sales from 1994 to 1998. Mr. Oldham also held a variety of sales management positions at International Business Machines Corporation, from 1969 to 1985.

The material terms of Mr. Oldham’s employment are described and included in Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the press release issued by us on September 5, 2006 and entitled "Lightbridge Announces Appointment of Donald Oldham as President of Telecom Decisioning Services" is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

September 6, 2006	By:	Eugene J. DiDonato

Name: Eugene J. DiDonato
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Oldham Offer Letter
99.1	Press Release entitled "Lightbridge Announces Appointment of Donald Oldham as President of Telecom Decisioning Services"